Exhibit 99.1

Contact: Matthew P. Deines President & CEO (360) 457-0461

First Northwest Bancorp Appoints Gabriel Galanda to its Board of Directors

PORT ANGELES, WA – July 28, 2021 – First Northwest Bancorp ("Company") (NASDAQ: FNWB), the holding company for First Federal Savings and Loan Association of Port Angeles ("Bank" or "First Fed"), today announced that David Blake will be retiring from the Board of Directors effective September 28, 2021. At the same time, the Board announced the appointment of Gabriel S. ("Gabe") Galanda to the Boards of Directors for the Company and First Fed. Mr. Blake has served on each Board since 2005.

“On behalf of the Board of Directors we thank Dave for his many years of valuable service, and we wish him the very best as he enters retirement,” said Stephen E. Oliver, Chairperson of the Boards. “At the same time, we are delighted to welcome Gabe to our Boards. The combination of his legal expertise, his commitment to the betterment of the communities we serve, and his knowledge of the needs of the traditionally underserved within those communities will be of great value to the future deliberations of our Board. ”

“I am honored to join the First Fed family and to represent Indigenous peoples in the banking world,” said Galanda.  “If through my Board service I am able to help improve life on the North Olympic Peninsula and the other communities the Bank serves, I will have succeeded.”

Galanda, who was born and raised in Port Angeles, is the managing lawyer at Galanda Broadman. He has been named to Best Lawyers in America in the field of Native American Law from 2007 to 2021 and dubbed a Super Lawyer by his peers from 2013 to 2021. Galanda is a frequent media commentator as well, having been interviewed and quoted on Indigenous rights issues by mainstream and international news outlets such as The New York Times, Wall Street Journal, The Guardian, and Le Monde.

“The Jamestown S’Klallam Tribe is delighted with this appointment of Gabe Galanda to the First Fed Boards.  We have known Gabe for many years and know he will complement the Boards with extensive knowledge and experience with Native Nations and our financial interests,” said W. Ron Allen, Jamestown S’Klallam Tribal Chairman and CEO. “Gabe represents the coming generations of Indigenous leaders who will help corporate organizations and boards succeed in positively impacting life in local communities.”

The American Bar Association named Galanda a Difference Maker in 2012. The Washington State Bar Association honored him with the Excellence in Diversity Award for his "significant contribution to diversity in the legal profession" in 2014. For his staunch disenrollment advocacy, the University Arizona College of Law awarded him the Professional Achievement Award in 2017, and Western Washington University named him a Distinguished Alumnus in 2018.

Galanda received his Juris Doctor Law Degree from the University of Arizona in 2000 and earned his Bachelor of Arts Degree in English from Western Washington University in 1997.  He received his Associate of Arts Degree from Peninsula College in 1995.  He is a citizen of the Round Valley Indian Tribes.

About the Company

First Northwest is a bank holding company that primarily engages in the business activity of its subsidiary, First Fed. First Fed is a community-oriented financial institution which has served customers and communities since 1923.  Currently First Fed has 11 full-service branches and one lending center serving Clallam, Jefferson, Kitsap, Whatcom, and King counties in Washington. First Fed’s business and operating strategy is focused on building sustainable earnings through hiring experienced bankers, geographic expansion, diversifying our loan product mix, expanding our deposit product offerings that deliver value-added solutions, enhancing existing services and digital service delivery channels, and enhancing our infrastructure to support the changing needs and expectations of our customers.

First Northwest Bancorp press release

July 28, 2021

Forward Looking Statements

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding our mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: increased competitive pressures; changes in the interest rate environment; the credit risks of lending activities; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and other filings with the Securities and Exchange Commission ("SEC")-which are available on our website at www.ourfirstfed.com and on the SEC’s website at www.sec.gov.

Note: Transmitted on Globe Newswire on July 28, 2021 at 8:00 a.m. PDT.